Exhibit 99.1

AMNEAL REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS
‒ Q1 2025 Net Revenue of $695 million; GAAP Net Income of $12 million; Diluted Income per Share of $0.04 ‒
‒ Adjusted EBITDA of $170 million; Adjusted Diluted EPS of $0.21 ‒
‒ Affirming 2025 Full Year Guidance ‒

BRIDGEWATER, NJ, May 2, 2025 - Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX) (“Amneal” or the “Company”) today announced its results for the first quarter ended March 31, 2025.

“Amneal delivered another strong quarter to start 2025, with broad-based growth across all three segments driven by our team’s outstanding execution. We are very pleased with the commercial uptake of CREXONT® for Parkinson’s Disease and the momentum of our recently launched injectable products, which are delivering tremendous value to patients, caregivers and customers. As a leading U.S.-based biopharmaceutical company, Amneal is proud to provide millions of Americans with access to affordable and innovative treatments—and we believe we are just getting started. With our diverse portfolio, expansive footprint in the U.S. and globally, and a resilient management team, we are confident in our ability to deliver sustainable growth and value creation for our stakeholders in 2025 and beyond as we embark on our exciting next chapter of growth and success,” said Chirag and Chintu Patel, Co-Chief Executive Officers.

First Quarter 2025 Results

Net revenue in the first quarter of 2025 was $695 million, an increase of 5% compared to $659 million in the first quarter of 2024. Affordable Medicines net revenue increased 6% driven by strong performance of our complex product portfolio and new product launches. Specialty net revenue increased 3% driven by key branded products, including CREXONT® and UNITHROID®. AvKARE net revenue increased 6% driven by growth in the government label sales channel.

Net income attributable to Amneal Pharmaceuticals, Inc. was $12 million in the first quarter of 2025 compared to a net loss of $92 million in the first quarter of 2024, reflecting higher revenue and gross profit, and a legal settlement charge of $94 million in the first quarter of 2024.

Adjusted EBITDA in the first quarter of 2025 was $170 million, an increase of 12% compared to the first quarter of 2024, reflective of strong revenue performance, higher gross margin and operating expense leverage.

Diluted income per share in the first quarter of 2025 was $0.04 compared to diluted loss per share of $0.30 for the first quarter of 2024, due to higher operating income and lower interest expense. Adjusted diluted earnings per share in the first quarter of 2025 was $0.21, an increase of 50%, compared to $0.14 for the first quarter of 2024.

The Company presents GAAP and adjusted (non-GAAP) quarterly results. Please refer to the “Non-GAAP Financial Measures” section and the accompanying GAAP to non-GAAP reconciliation tables for more information.

Affirming Full Year 2025 Financial Guidance

The Company is affirming its previously provided full year 2025 guidance.

Net revenue	$3.0 billion - $3.1 billion
Adjusted EBITDA (1)	$650 million - $675 million
Adjusted diluted EPS (2)	$0.65 - $0.70
Operating cash flow	$255 million - $285 million
Operating cash flow, excluding discrete items (3)	$280 million - $310 million
Capital expenditures (4)	Approximately $100 million
(1)Includes 100% of adjusted EBITDA from AvKARE. See also “Non-GAAP Financial Measures” below.

(2)Accounts for 35% non-controlling interest in AvKARE. Guidance assumes approximately 330 million weighted-average diluted shares outstanding for the year ending December 31, 2025.
(3)Excludes discrete items such as legal settlement payments.
(4)Reflects estimated capital expenditures, net of expected contributions from an alliance partner of $20 million.

Amneal’s 2025 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Conference Call Information

Amneal will host a conference call and live webcast at 8:30 am Eastern Time today, May 2, 2025, to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial (833) 470-1428 (in the U.S.) with access code 170097. A replay of the conference call will be posted shortly after the call. For a list of toll-free international numbers, visit this website: https://www.netroadshow.com/events/global-numbers?confId=79971.

About Amneal

Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX), headquartered in Bridgewater, NJ, is a global biopharmaceutical company. We make healthy possible through the development, manufacturing, and distribution of a diverse portfolio of over 280 pharmaceutical products, primarily within the United States. In our Affordable Medicines segment, we are expanding across a broad range of complex product categories and therapeutic areas, including injectables and biosimilars. In our Specialty segment, we have a growing portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders. Through our AvKARE segment, the Company is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more information, please visit www.amneal.com.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations; expected or estimated operating results and financial performance; statements regarding our expansion into high-growth areas and statements regarding our positioning, including our ability to drive sustainable value creation, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; the impact of illegal distribution and sale by third parties of counterfeit versions of our products or stolen products; the impact of negative market perceptions of us and the safety and quality of our products; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; the imposition of tariffs may adversely affect our business, results of operations and financial condition; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; our dependence on information technology systems and infrastructure and the potential for cybersecurity incidents, and risks associated with artificial intelligence; the impact of a prolonged business interruption within our supply chain; our ability to attract, hire and retain highly skilled personnel; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of claims brought against us by third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to government contracting, healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our dependence on third-party agreements for a portion of our product offerings; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our class A common stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted EPS, adjusted operating cash flow and net leverage, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP.
Adjusted diluted EPS reflects diluted earnings per share based on adjusted net income (loss), which is net income (loss) adjusted to (A) exclude (i) non-cash interest, (ii) GAAP provision for income taxes, (iii) amortization, (iv) stock-based compensation expense, (v) acquisition, site closure expenses, and idle facility expenses, (vi) restructuring and other charges, (vii) charges related to certain legal matters, including interest, net, (viii) asset impairment charges, (ix) increase in tax receivable agreement liability, (x) other and (xi) net income attributable to non-controlling interests, and (B) include non-GAAP provision for income taxes. Non-GAAP adjusted diluted EPS for the three months ended March 31, 2025 and 2024 was calculated using the weighted average fully diluted shares outstanding of Class A common stock (inclusive of the effect of dilutive securities).
EBITDA reflects net income (loss) adjusted to exclude interest expense, net, provision for income taxes and depreciation and amortization. Adjusted EBITDA reflects net income (loss) adjusted to exclude (i) interest expense, net, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) acquisition, site closure, and idle facility expenses, (vi) restructuring and other charges, (vii) charges related to legal matters, net, (viii) asset impairment charges, (ix) foreign exchange (gain) loss, (x) increase in tax receivable agreement liability, and (xi) other.
Adjusted operating cash flow reflects cash flow from operations excluding discrete items such as legal settlement payments.
Net leverage is calculated as net debt (total outstanding principal on the Company’s debt, less cash and cash equivalents), divided by adjusted EBITDA for the year or trailing twelve months then ended.
Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations, cash flows, net leverage and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.
Contact
Anthony DiMeo
VP, Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(unaudited; $ in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Net revenue	$695,420	$659,191
Cost of goods sold	439,529	421,131
Gross profit	255,891	238,060
Selling, general and administrative	118,288	112,595
Research and development	40,040	39,298
Intellectual property legal development expenses	1,767	984
Restructuring and other charges	571	1,470
Charges related to legal matters, net	—	94,359
Other operating (income) expense	(5,122)	100
Operating income (loss)	100,347	(10,746)
Other (expense) income:
Interest expense, net	(56,939)	(65,703)
Foreign exchange gain (loss), net	4,247	(1,197)
Increase in tax receivable agreement liability	(10,687)	(1,948)
Other income, net	518	4,072
Total other expense, net	(62,861)	(64,776)
Income (loss) before income taxes	37,486	(75,522)
Provision for income taxes	12,868	6,156
Net income (loss)	24,618	(81,678)
Less: Net income attributable to non-controlling interests	(12,423)	(9,965)
Net income (loss) attributable to Amneal Pharmaceuticals, Inc.	$12,195	$(91,643)

Net income (loss) per share attributable to Amneal Pharmaceuticals, Inc.’s Class A common stockholders:
Basic	$0.04	$(0.30)
Diluted	$0.04	$(0.30)
Weighted-average common shares outstanding:
Basic	311,054	307,279
Diluted	323,961	307,279

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(unaudited; $ in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$59,187	$110,552
Restricted cash	6,583	7,868
Trade accounts receivable, net	754,236	775,731
Inventories	601,433	612,454
Prepaid expenses and other current assets	88,524	80,717
Related party receivables	487	484
Total current assets	1,510,450	1,587,806
Property, plant and equipment, net	427,231	424,908
Goodwill	597,497	597,436
Intangible assets, net	689,136	732,377
Operating lease right-of-use assets	29,103	31,388
Operating lease right-of-use assets - related party	10,447	10,964
Financing lease right-of-use assets	55,967	56,433
Other assets	45,418	60,133
Total assets	$3,365,249	$3,501,445
Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable and accrued expenses	$628,572	$735,450
Current portion of liabilities for legal matters	43,503	31,755
Revolving credit facility	290,000	100,000
Current portion of long-term debt, net	31,790	224,213
Current portion of operating lease liabilities	8,986	9,435
Current portion of operating lease liabilities - related party	3,449	3,396
Current portion of financing lease liabilities	3,319	3,211
Related party payables - short term	66,205	22,311
Total current liabilities	1,075,824	1,129,771
Long-term debt, net	2,153,979	2,161,790
Operating lease liabilities	22,854	24,814
Operating lease liabilities - related party	8,520	9,391
Financing lease liabilities	56,604	56,889
Related party payables - long term	10,687	50,900
Liabilities for legal matters - long term	72,979	85,479
Other long-term liabilities	23,191	26,949
Total long-term liabilities	2,348,814	2,416,212
Redeemable non-controlling interests	72,611	64,974
Total stockholders’ deficiency	(132,000)	(109,512)
Total liabilities and stockholders’ deficiency	$3,365,249	$3,501,445

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(unaudited; $ in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$24,618	$(81,678)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	60,159	55,528
Unrealized foreign currency (gain) loss	(3,596)	1,511
Amortization of debt issuance costs and discount	6,811	6,803
Reclassification of cash flow hedge	(6,444)	(6,515)
Intangible asset impairment charges	—	920
Stock-based compensation	7,258	6,722
Inventory provision	23,669	22,923
Other operating charges and credits, net	1,313	1,350
Changes in assets and liabilities:
Trade accounts receivable, net	21,148	(55,173)
Inventories	(13,263)	(12,200)
Prepaid expenses, other current assets and other assets	(513)	(11,708)
Related party receivables	(2)	(562)
Accounts payable, accrued expenses and other liabilities	(112,626)	62,174
Related party payables	(1,124)	5,495
Net cash provided by (used in) operating activities	7,408	(4,410)
Cash flows from investing activities:
Purchases of property, plant and equipment	(13,162)	(9,198)
Acquisition of intangible assets	(4,200)	(9,700)
Deposits for future acquisition of property, plant and equipment	(960)	(862)
Proceeds from sale of property, plant and equipment	524	—
Net cash used in investing activities	(17,798)	(19,760)
Cash flows from financing activities:
Payments of principal on debt, revolving credit facilities, financing leases and other	(235,528)	(63,377)
Borrowings on revolving credit facilities	218,000	48,000
Proceeds from exercise of stock options	69	28
Employee payroll tax withholding on restricted stock unit and performance stock unit vesting	(21,639)	(7,212)
Tax distributions to non-controlling interests	(68)	(594)
Net cash used in financing activities	(39,166)	(23,155)
Effect of foreign exchange rate on cash	(470)	(165)
Net decrease in cash, cash equivalents, and restricted cash	(50,026)	(47,490)
Cash, cash equivalents, and restricted cash - beginning of period	118,420	99,107
Cash, cash equivalents, and restricted cash - end of period	$68,394	$51,617
Cash and cash equivalents - end of period	$59,187	$46,520
Restricted cash - end of period	6,583	5,097
Long-term restricted cash included in other assets - end of period	2,624	—
Cash, cash equivalents, and restricted cash - end of period	$68,394	$51,617

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,		Year Ended December 31,
	2025	2024	2024
Net income (loss)	$24,618	$(81,678)	$(73,876)
Adjusted to add:
Interest expense, net	56,939	65,703	258,595
Provision for income taxes	12,868	6,156	18,863
Depreciation and amortization	60,159	55,528	236,191
EBITDA (Non-GAAP)	$154,584	$45,709	$439,773
Adjusted to add (deduct):
Stock-based compensation expense	7,128	6,506	27,552
Acquisition, site closure, and idle facility expenses (1)	1,241	444	2,112
Restructuring and other charges	571	1,470	2,265
Charges related to legal matters, net (2)	—	94,359	96,692
Asset impairment charges	68	1,015	1,372
Foreign exchange (gain) loss	(4,247)	1,197	6,846
Increase in tax receivable agreement liability	10,687	1,948	50,680
Other (3)	(54)	(297)	150
Adjusted EBITDA (Non-GAAP)	$169,978	$152,351	$627,442

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Calculation of Net Leverage

	March 31, 2025	December 31, 2024
Term Loan Due 2025	$—	$191,979
Term Loan Due 2028	2,278,158	2,292,856
Amended New Revolving Credit Facility	290,000	100,000
Gross debt	$2,568,158	$2,584,835
Less: Cash and cash equivalents	59,197	110,552
Net debt (Non-GAAP) (4)	$2,508,961	$2,474,283

	Adjusted EBITDA (Non-GAAP)
Year ended December 31, 2024	$627,442
Less: Three months ended March 31, 2024	152,351
Add: Three months ended March 31, 2025	169,978
Last twelve months ended March 31, 2025	$645,069

Net leverage (Non-GAAP) (5)	3.9x	3.9x

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited; $ in thousands, except per share amounts)

Reconciliation of Net Income (Loss) to Adjusted Net Income and Calculation of Adjusted Diluted Earnings Per Share

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$24,618	$(81,678)
Adjusted to add (deduct):
Non-cash interest	334	82
GAAP provision for income taxes	12,868	6,156
Amortization	44,274	38,671
Stock-based compensation expense	7,128	6,506
Acquisition, site closure expenses, and idle facility expenses (1)	1,227	444
Restructuring and other charges	571	1,453
Charges related to legal matters, including interest, net (2)	—	94,486
Asset impairment charges	68	1,015
Increase in tax receivable agreement liability	10,687	1,948
Other (3)	(44)	(297)
Provision for income taxes (6)	(22,765)	(14,341)
Net income attributable to non-controlling interests	(12,423)	(9,965)
Adjusted net income (Non-GAAP)	$66,543	$44,480
Weighted average diluted shares outstanding (Non-GAAP) (7)	323,961	316,559
Adjusted diluted earnings per share (Non-GAAP)	$0.21	$0.14

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited)

Explanations for Non-GAAP Reconciliations
(1)Acquisition, site closure, and idle facility expenses for the three months ended March 31, 2025 primarily included costs related to a planned facility closure and rent for vacated properties. Acquisition, site closure, and idle facility expenses for the three months ended March 31, 2024 and year ended December 31, 2024 primarily included rent for vacated properties.
(2)For the three months ended March 31, 2024 and year ended December 31, 2024, charges related to legal matters, net were primarily associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States.
(3)System implementation expense of $0.9 million and change in the fair value of contingent consideration of $0.1 million, formerly included in their own captions in the non-GAAP reconciliations, for the three months ended March 31, 2024 have been reclassified to the caption “other” to conform to the current period presentation. System implementation expense of $2.4 million and change in the fair value of contingent consideration of ($0.9 million), formerly included in their own captions in the non-GAAP reconciliations, for the year ended December 31, 2024 have been reclassified to the caption “other” to conform to the current period presentation. System implementation expense was immaterial and there was no change in the fair of contingent consideration for the three months ended March 31, 2025.
(4)Net debt was calculated as the total outstanding principal on the Company’s debt less cash and cash equivalents.
(5)Net leverage was calculated by dividing net debt as of March 31, 2025 and December 31, 2024 by adjusted EBITDA for the last twelve months ended March 31, 2025 and year ended December 31, 2024, respectively.
(6)The non-GAAP effective tax rates for the three months ended March 31, 2025 and 2024 were 25.5% and 24.4%, respectively.
(7)Weighted average diluted shares outstanding for the three months ended March 31, 2025 and 2024 consisted of fully diluted Class A common stock (inclusive of the effect of dilutive securities).

Amneal Pharmaceuticals, Inc.
Affordable Medicines Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$414,708	$—	$414,708	$391,294	$—	$391,294
Cost of goods sold (2)	242,633	(10,875)	231,758	239,922	(12,268)	227,654
Gross profit	172,075	10,875	182,950	151,372	12,268	163,640
Gross margin %	41.5%		44.1%	38.7%		41.8%

Selling, general and administrative (3)	33,715	(1,816)	31,899	33,085	(1,729)	31,356
Research and development (4)	30,980	(689)	30,291	34,371	(655)	33,716
Intellectual property legal development expenses	1,713	—	1,713	960	—	960
Charges related to legal matters, net (5)	—	—	—	94,359	(94,359)	—
Other operating income	(5,122)	—	(5,122)	—	—	—
Operating income (loss)	$110,789	$13,380	$124,169	$(11,403)	$109,011	$97,608

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the three months ended March 31, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($0.9 million in each period), amortization expense ($9.9 million and $10.4 million), and asset impairment charges ($0.1 million and $1.0 million).
(3)Adjustments for the three months ended March 31, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($1.3 million in each period) and site closure costs ($0.5 million and $0.4 million).
(4)Adjustments for the three months ended March 31, 2025 and 2024 were comprised of stock-based compensation expense.
(5)Adjustment for the three months ended March 31, 2024 was primarily associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$108,297	$—	$108,297	$105,234	$—	$105,234
Cost of goods sold (1)	53,083	(32,640)	20,443	44,800	(25,978)	18,822
Gross profit	55,214	32,640	87,854	60,434	25,978	86,412
Gross margin %	51.0%		81.1%	57.4%		82.1%

Selling, general and administrative (2)	30,978	(345)	30,633	25,196	(271)	24,925
Research and development (3)	9,060	(791)	8,269	4,927	(284)	4,643
Intellectual property legal development expenses	54	—	54	24	—	24
Restructuring and other charges	130	(130)	—	946	(946)	—
Other operating expense	—	—	—	100	(100)	—
Operating income	$14,992	$33,906	$48,898	$29,241	$27,579	$56,820

(1)Adjustments for the three months ended March 31, 2025 and 2024 were comprised of amortization expense.
(2)Adjustments for the three months ended March 31, 2025 and 2024 were comprised of stock-based compensation expense.
(3)Adjustments for the three months ended March 31, 2025 and 2024 were comprised of stock-based compensation expense ($0.1 million and $0.3 million) and site closure costs ($0.7 million and none).

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$172,415	$—	$172,415	$162,663	$—	$162,663
Cost of goods sold	143,813	—	143,813	136,409	—	136,409
Gross profit	28,602	—	28,602	26,254	—	26,254
Gross margin %	16.6%		16.6%	16.1%		16.1%

Selling, general and administrative (2)	15,694	(2,700)	12,994	14,907	(3,545)	11,362
Operating income	$12,908	$2,700	$15,608	$11,347	$3,545	$14,892

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the three months ended March 31, 2025 and 2024 were comprised of amortization expense.